UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 1, 2011

Financial Engines, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-34636	94-3250323
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1804 Embarcadero Road, Palo Alto, California		94303
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(650) 565-4900

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 3.02 Unregistered Sales of Equity Securities.

During the period February 3, 2011 through March 1, 2011, we issued 456,274 shares of common stock upon the exercise of options to purchase our common stock granted under our 1998 Stock Option Plan, which, on March 1, 2011, slightly exceeded 1% of the number of shares of common stock outstanding as of such date. The shares of common stock issued pursuant to these stock options were unregistered securities granted under our 1998 Stock Option Plan as permitted by Rule 701 of the Securities Act of 1933. The aggregate purchase price of the shares was $2.8 million, which was received in cash. All recipients either received adequate information about us or had access, through employment or other relationships, to such information. There were no underwriters employed in connection with these transactions.

Item 8.01 Other Events.

In February 2011, Raymond J. Sims, our Executive Vice President and Chief Financial Officer, adopted a stock trading plan intended to comply with Rule 10b5-1 of the Securities Exchange Act of 1934, as amended, and our insider trading policy. The trading plan provides for the exercise and sale of certain shares of our common stock, issuable upon exercise of options granted in 2004 through 2006, as part of Mr. Sims’ individual long-term strategy for asset diversification and liquidity. Subject to the terms and conditions of this plan, a brokerage firm may periodically exercise Mr. Sims’ stock options and sell the shares prior to the expiration of the plan in April 2012. At the closing price of our common stock on March 1, 2011, up to 120,000 shares could be sold under the trading plan.

Trading under the foregoing plan is generally based on reaching certain pre-determined minimum price conditions. Rule 10b5-1 allows individuals who are not in possession of material, non-public information at the time the stock trading plan is adopted to establish prearranged written plans to buy or sell a specified number of shares of a company stock. The foregoing trading plan provides for sales spread out over a set period of time with the goal of minimizing any market impact from such stock sales. Pursuant to the our insider trading policy, trading plans must be adopted at least 60 days prior to trading commencing and within approximately a month after we have publicly released earnings. Transactions under the foregoing trading plan will be disclosed publicly through Form 4 filings with the Securities and Exchange Commission, to the extent required by law.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Financial Engines, Inc.

March 3, 2011	By:	/s/ Raymond J. Sims

Name: Raymond J. Sims
Title: Executive Vice President and Chief Financial Officer